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                                                                   EXHIBIT 10(C)

                             EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of March 13, 1998, but effective as provided herein, is made and entered into by and between Nevada Power Company, a Nevada corporation (the "Company"), and Gloria Banks Weddle (the "Executive").

          WHEREAS, the Executive has been serving as the Vice President, Corporate Services, of the Company;

          WHEREAS, the Company considers it in the best interests of its stockholders to foster the continuous employment of certain key management personnel;

          WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as defined herein) exists;

          WHEREAS, the Company wishes to assure itself of both present and future continuation of management, including in the event of a Change in Control; and

          WHEREAS, the Company wishes to employ the Executive and the Executive is willing to render services, both on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:


1.   Employment.
     ----------

     1.1 The Company hereby agrees to employ the Executive, and the Executive hereby agrees to undertake employment with the Company, upon the terms and conditions herein set forth.

     1.2 Employment will be for a term commencing on March 12, 1998 (the "Effective Date") and, subject to earlier expiration upon the Executive's termination under Section 5, expiring on March 11, 2001 (the "Employment Term"). The Employment Term may be extended by mutual written agreement of the parties. In the event a Change in Control (as defined in Section 6.2) occurs less than three years before the end of the Employment Term, the Employment Term will be extended for a period ending on the third anniversary of the occurrence of the Change in Control, except that in the event the occurrence of a Change in Control resulting from a filing of a report or proxy statement described in
Section 6.2(iv) occurs less than three years before the end of the Employment

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Term, the Employment Term will be extended for a period ending on the later of
(i) the third anniversary of the occurrence of such Change in Control, or (ii) the earlier of (a) the day after any transaction, occurrence or event described in such report or proxy statement (a "Transaction") is consummated, or (b) the date it is determined by resolution of the Board of Directors of the Company (the "Board") adopted in good faith that such Transaction will not be consummated. (The Employment Term, as so extended under this Section 1.2, will thereafter constitute the "Employment Term" hereunder and is subject to further extension as provided in this Section 1.2.)

2.   Positions and Duties.
     --------------------

     2.1  Positions and Duties.  During the Employment Term, the Executive will
          --------------------
serve in the position of Vice President, Corporate Services, of the Company and will have such powers, duties, functions, responsibilities and authority as are
(I) consistent with the Executive's position; or (ii) assigned to her office in the Company's bylaws; or (iii) reasonably assigned to her by the President and Chief Operating Officer of the Company. The Executive will report directly to the President and Chief Operating Officer of the Company.

     2.2  Commitment.  During the Employment Term, the Executive will be the
          ----------
Company's full-time employee and, except as may otherwise be approved in advance in writing by the President and Chief Operating Officer of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive will devote substantially all of her business time and attention to the performance of her duties to the Company. Notwithstanding the foregoing, the Executive may, (I) subject to the approval of the Board, serve as a director of a company which is not engaged in "Competition" (as defined in Section 9.1) with the Company, (ii) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, and (iii) manage personal and family investments.

3.   Place of Performance.  In connection with her employment during the
     --------------------
Employment Term, unless otherwise agreed by the Executive, the Executive will be based at the Company's principal executive offices. The Executive will undertake normal business travel on behalf of the Company.

4.   Compensation and Related Matters.
     --------------------------------

     4.1  Compensation.
          ------------

          (i) Annual Base Salary. During the Employment Term, the Company will pay to the Executive an annual base salary ("Base Salary") (a) prior to April 1, 1998, of not less than the Executive's annual base salary in effect as of the Effective Date, and (b) effective on and after April `1, 1998, of not less than $180,000, which annual base salary may be increased from time to time by the Board (or the Compensation Committee thereof) in its sole discretion (and, as so increased, shall thereafter constitute "Base Salary" hereunder), payable at the times and in the manner

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     consistent with the Company's general policies regarding compensation of executive employees. Base Salary may not be decreased. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

          (ii) Annual Incentive Compensation. If the Board (or the Compensation Committee thereof) authorizes any annual cash incentive compensation or approves any other annual management incentive program or arrangement, the Executive will be eligible to participate in such plan, program or arrangement under the general terms and conditions applicable to executive and management employees. Nothing in this Section 4.1(ii) will guarantee to the Executive any specific amount of incentive compensation, or prevent the Board (or the Compensation Committee thereof) from establishing performance goals and compensation targets applicable only to the Executive.

          (iii) Long-Term Incentive Compensation Plans and Programs. If the Board (or the Compensation Committee thereof) authorizes any long-term incentive plan or program, the Executive will be eligible to participate in such plan or program under the general terms and conditions applicable to executive and management employees. Nothing in this Section 4.1(iii) will guarantee the Executive any specific amount of long-term incentive compensation, or prevent the Board (or the Compensation Committee thereof) from establishing performance goals and compensation targets applicable only to the Executive.

     4.2  Employee and Executive Benefits.  In addition to the compensation
          -------------------------------
described in Section 4.1 and subject to the following provisions of Section 4, the Company will make available to the Executive and her eligible dependents, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation in all Company-sponsored employee benefit plans, including all employee retirement income and welfare benefit policies, plans, programs or arrangements, in which senior executives of the Company participate, including any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, disability, salary continuation, and any other deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), expense reimbursement or other employee benefit policies, plans, programs or arrangements or any equivalent successor policies, plans, programs or arrangements that may not exist or be adopted hereafter by the Company.

     4.3  Vacation and Fringe Benefits.  During the Employment Term, the
          ----------------------------
Executive shall be entitled to vacation in such amounts as determined under and to be taken in accordance with the Company's normal vacation policies, and the Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with her position and level of responsibility with the Company. Without limiting the foregoing, the Company shall provide Executive during the Employment Term with the use of an automobile in accordance with the Company's Executive Automobile Plan, as it may be amended from time to time.

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     4.4  Expenses.  The Company will promptly reimburse the Executive for all
          --------
travel and other business expenses the Executive incurs in order to perform her duties to the Company under this Agreement in a manner commensurate with the Executive's position and level of responsibility with the Company, and in accordance with the Company's policy regarding substantiation of expenses.

5.   Termination.  Notwithstanding the Employment Term specified in Section 1.2,
     -----------
the termination of the Executive's employment hereunder will be governed by the following provisions:

     5.1  Death.  In the event of the termination of the Executive's employment
          -----
during the Employment Term by reason of the Executive's death, the Company will pay to the Executive's beneficiaries or estate, as appropriate, promptly after the Executive's death, (I) the unpaid Base Salary to which the Executive is entitled, pursuant to Section 4.1, through the date of the Executive's death, and (ii) for any accrued but unused vacation days, to the extent and in the amounts, if any, provided under the Company's usual policies and arrangements. This Section 5.1 will not limit the entitlement of the Executive's estate or beneficiaries to any death or other benefits then available to the Executive under any life insurance, stock ownership, stock options, or other benefit plan or policy that is maintained by the Company for the Executive's benefit or in which the Executive participated.

     5.2  Disability.
          ----------

          (i) If the Company determines in good faith that the Executive has incurred a Disability (as defined below) during the Employment Term, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company will terminate effective on the 30/th/ calendar day after receipt of such notice by the Executive, provided that within the 30 calendar days after such receipt, the Executive will not have returned to full-time performance of her duties. The Executive will continue to receive her Base Salary (less any amounts payable to the Executive for such period under any short- or long-term disability plan maintained by the Company) and benefits until the date of termination. In the event of the Executive's Disability, the Company will pay the Executive, promptly after the Executive's termination, (a) the unpaid Base Salary to which she is entitled, pursuant to Section 4.1, through the date of the Executive's termination (less any amounts payable to the Executive for such period under any short- or long-term disability plan maintained by the Company), and (b) for any accrued but unused vacation days, to the extent and in the amounts, if any, provided under the Company's usual policies and arrangements. This Section 5.2 will not limit the entitlement of the Executive or the Executive's estate or beneficiaries to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy that is maintained by the Company for the Executive's benefit or in which the Executive participated.

          (ii) For purposes of this Agreement, "Disability" will mean the Executive's incapacity due to physical or mental illness or injury substantially to perform her

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duties on a full-time basis for six consecutive months and within 30 calendar days after a notice of termination is thereafter given by the Company the Executive will not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive disagrees with a determination to terminate her because of Disability, the question of the Executive's Disability will be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party will nominate a qualified medical doctor and the two doctors will select a third doctor, who will make the determination as to Disability. In order to facilitate such determination, the Executive will, as reasonably requested by the Company, (a) make herself available for medical examinations by a doctor in accordance with this Section 5.2(ii), and (b) grant the Company and any such doctor access to all relevant medical information concerning her, arrange to furnish copies of medical records to such doctor, and use her best efforts to cause her own doctor to be available to discuss her health with such doctor.

     5.3  Cause.
          -----

          (i) The Company may terminate the Executive's employment hereunder for Cause (as defined below) during the Employment Term by written notice as provided in Section 12.6. In the event of the Executive's termination for Cause, the Company will promptly pay to the Executive (or her representative) the unpaid Base Salary to which she is entitled, pursuant to Section 4.1, through the date the Executive is terminated and the Executive will be entitled to no other compensation or benefits, except as otherwise due to her under applicable law or pursuant to any benefit plan or policy that is maintained by the Company in which the Executive participated.

          (ii) For purposes of this Agreement, "Cause" means that, prior to the end of the Employment Term, (a) the Executive shall have committed or engaged in:

                (1) An intentional act of fraud, embezzlement or theft in connection with the Executive's duties or in the course of the Executive's employment with the company;

                (2) An intentional breach of any of the express covenants set forth in Sections 9.1, 9.2, or 9.3;

                (3) Intentional wrongful damage to property of the Company or any Subsidiary (as defined below);

                (4) Gross negligence or gross misconduct against the Company or another employee, or in carrying out the Executive's duties and responsibilities;

and any such act shall have been materially harmful to the Company, or (b) the Executive shall have engaged in intentional and repeated failure substantially to carry out the

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Executive's duties and responsibilities (other than any such failure resulting from the Executive's incapacity due to physical or mental illness that qualifies as a Disability or would qualify as a Disability is such incapacity continued for the required length of time), which failure is not or cannot be cured within five business days after the Company has given written notice to the Executive specifying in detail the particulars of the acts or omissions deemed to constitute such failure. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall been delivered to the Executive a written notice from the Company stating that it has determined that the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination.

     5.4  Termination.
          -----------

          (i) Involuntary Termination. The Executive's employment hereunder may be terminated during the Employment Term by the Company for any reason other than Death, disability, or for Cause by written notice as provided in Section
12.6. In the event of such an involuntary termination, the Executive will be entitled to the payments and benefits provided in Section 5.5. This Section 5.4(i) and Section 5.5, however, will not limit the entitlement of the Executive to any other benefits then available to the Executive under any benefit plan or policy that is maintained by the Company for the Executive's benefit or in which the Executive participated. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company for reasons other than Death, Disability, or for Cause if the Executive terminates her employment with the Company for any of the following reasons (each, a "Good Reason") prior to the date of the Executive's Death, Disability, or on which the Executive has committed or engaged in an act constituting Cause: (a) the Company has materially breached any provision of this Agreement and within 10 calendar days after notice thereof from the Executive, the Company fails to cure such breach; (b) a successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company fails to assume all duties, obligations and liabilities of the Company under the Agreement pursuant to
Section 12.2(I); (c) a reduction in the scope or value of the aggregate benefits and incentive compensation described in Sections 4.1(iii), 4.2 and 4.3 provided to the Executive or the termination or denial of the Executive's rights to such benefits or incentive compensation, any of which is not remedied by the Company with 10 calendar days after receipt by the Company of written notice from the Executive of such reduction or termination; (d) the Board fails to appoint the Executive as Vice President, Corporate Services, or the Executive is removed from such position; (e) a reduction in the Executive's Base Salary or the opportunity to earn annual incentive compensation under Section 4.1(ii) on a basis at least as favorable to the Executive (in terms of each of the amounts of benefits, levels of coverage and performance measures and levels

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of required performance) as the benefits payable thereunder prior to the reduction, or the failure to pay the Executive Base Salary or incentive compensation earned when due.

          (ii) Voluntary Termination. The Executive may voluntarily terminate the Agreement at any time by notice to the Company as provided in Section 12.6. In the event of the Executive's voluntary termination, the Company will promptly pay the Executive (a) the unpaid Base Salary to which the Executive is entitled, pursuant to Section 4.1, through the date of the Executive's termination, and
(b) for any accrued but unused vacation days, to the extent and in the amounts, if any, provided under the Company's usual policies and arrangements. This
Section 5.4(ii) will not limit the entitlement of the Executive to any other benefits then available to the Executive under any benefit plan or policy that is maintained by the company for the Executive's benefit or in which the Executive participated.

     5.5  Termination Payments and Benefits.
          ---------------------------------

          (i) Form and Amount. Upon the Executive's involuntary termination other than by reason of Death, Disability, or for Cause as provided in Section 5.4(i), the Company will promptly pay or provide to the Executive:

                (a) The unpaid Base Salary to which the Executive is entitled, pursuant to Section 4.1, through the date of the Executive's termination;

                (b) For any accrued but unused vacation days, to the extent and in the amounts, if any, provided under the Company's usual policies and arrangements;

                (c) A lump sum payment within five (5) business days after termination in an amount equal to two times the sum of (A) the annual rate of Base Salary (prior to any deferrals or reductions under qualified or non-qualified plans) being paid to the Executive immediately prior to termination (or immediately prior to any reduction therein occurring prior to termination, if greater), plus (B) the aggregate annual bonus, incentive or other payments of cash compensation (determined without regard to any deferral election) to which the Executive would have been entitled in accordance with Section 4.1(ii) under the bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement of the Company in which the Executive was participating for the year in which the termination occurs (or for the year in which any prior reduction therein occurs, if greater) based on the assumption that target performance goals for such year would be met and such payments would be made; and

                (d) For a period of 24 months following the termination (the "Continuation Period"), the Company will arrange to provide the Executive with health (including medical/hospital, dental and vision) and life benefits substantially similar to those that the Executive was receiving or entitled to receive immediately prior to termination (or, if greater, immediately prior to the reduction, termination, or denial described in
     Section 5.4(i)(c). Benefits otherwise receivable by the Executive pursuant to this Section 5.5(i)(d) will be reduced to the extent comparable benefits are

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     actually received by or in respect of the Executive from another employer during the Continuation Period following the Executive's termination, and any such benefits actually received shall be reported by the Executive or other recipient to the Company.

          (ii) Maintenance of Benefits. During the Continuation Period set forth in Section 5.5(i)(d), the Company will use its best efforts to maintain in full force and effect for the continued benefit of the Executive all benefits referenced therein or will arrange to make available to the Executive benefits substantially similar to the referenced benefits. Such benefits will be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to the Executive's termination (or, if more favorable to the Executive, immediately prior to the reduction, termination, or denial described in Section 5.4(i)(c)). To the extent, however, the coverage or benefits provided under Section 5.5(i)(d) results in the Executive or any dependent or beneficiary thereof incurring additional federal, state or local taxes that would otherwise not have been incurred in connection with the provision of such coverage or benefits had the Executive's employment not been terminated, the Company shall promptly pay the Executive, dependent or beneficiary, as the case may be, on an after-tax basis, an additional payment in an amount equal to all taxes, including interest and penalties thereon, imposed as a result of such coverage or benefits.

          (iii) Resignation. If at termination the Executive is a member of the Board or a board of any affiliate of the Company, no benefit will be paid or made available under Section 5.5(i)(c) or Section 5.5(i)(d) unless the Executive first executes and delivers to the Company a resignation from membership on the Board and from membership on the boards of all affiliates of the Company, as the case may be, such resignation to be effective on receipt of the payment to which the Executive is entitled under Section 5.5(i)(c).

6.   Change in Control Provisions.
     ----------------------------

     6.1  Impact of Change in Control.  In the event of a "Change in Control" of
          ---------------------------
the Company, as defined in Section 6.2, (i) if the Executive's employment is involuntarily terminated during the Employment Term without Cause after the Change in Control, (a) the covenants of Sections 9.1, 9.3, and 10 will be inapplicable to the Executive, and (b) the covenant of Section 9.2 will expire on the third anniversary of the date of termination of the Executive's employment, and (ii) the definition of Good Reason, as set forth in Section 5.4(i) above, will be expanded to include the following:

          (a) A significant adverse change in the nature or scope of authorities, powers, functions, responsibilities or duties attached to the positions held by the Executive from those authorities, powers, functions, responsibilities or duties which the Executive held immediately prior to the Change in Control;

          (b) A determination by the Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good

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     faith and in all events the Executive's determination will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following the Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, has substantially hindered the Executive's performance of, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to any of the Executive's positions immediately prior to such Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or

               (c) The relocation of the Company's principal executive offices and the Executive's principal location of work is then in such offices, or requirement that the Executive have the Executive's principal location of work changed, to any location thereof immediately preceding the Change in Control or the requirement that the Executive travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to such Change in Control without, in either case, the Executive's prior written consent.

     6.2  Definition of Change in Control.  For purposes of this Agreement, a
          -------------------------------
"Change in Control" will be deemed to occur if at anytime during the Employment Term any of the following events occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 65% of the combined voting power of the then-outstanding securities or interests entitled to vote generally in the election of directors or other controlling persons (the "Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

          (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 65% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of the Company or Subsidiary (as defined herein)) by the holders of the Voting Stock of the Company immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company will occur in the future pursuant to a then-existing contract or transaction which when consummated would be a Change in Control determined without regard to this Section 6.2(iv);

          (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided,
                                                                     --------
     however, that for purposes of this Section 6.2(v) each Director who is
     -------
     first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period; or

          (vi) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of Sections 6.2(iii) or 6.2(iv) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Sections 6.2(iii) or 6.2(iv) solely because (A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a Change in Control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

7.   Certain Additional Payments by the Company.
     ------------------------------------------

(i) Anything in this Agreement to the contrary notwithstanding, if it is determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. No Gross-Up Payment will be made with respect to the Excise Tax, if any, attributable to (a) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement (unless a comparable Gross-Up Payment has theretofore been made available with respect to such option), or (b) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (a).

     (ii) Subject to the provisions of Section 7(vi) hereof, all determinations required to be made under this Section 7, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the Executive in her sole discretion. The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Executive's termination, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the C ode (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payment that will not have been made by the Company have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 7(vi) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting

Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

     (iii) The Company and the Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and other cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 7(ii) hereof.

     (iv) The federal, state and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Company the amount of such reduction.

     (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 7(ii) and (iv) hereof will be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of her payment thereof.

     (vi) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the earlier of
(a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company, and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

            (a) provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

            (b) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

            (c) cooperate with the Company in good faith in order to effectively contest such claim; and

            (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 7(vi), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 7(vi) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (vii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(vi) hereof, the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Section 7(vi) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(vi) hereof, a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 7.

8.   Mitigation and Offset.  The payment of severance compensation by the
     ---------------------
Company to the Executive in accordance with the terms of the Agreement is hereby acknowledged by the Company to be reasonable, and the Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentence of Section 5.5(i)(d).

9.   Competition; confidentiality; Nonsolicitation
     ---------------------------------------------

     9.1  (i)   Subject to section 6.1(i), the Executive hereby covenants and agrees that during the employment Term and for one year following the Employment Term and for one year following the Employment Term she will not, without the prior written consent of the Company, engage in Competition (as defined below) with the Company. For purposes of this Agreement, if the Executive takes any of the following actions she will be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in the business of the generation, transmission, or distribution of electricity in States in which the Company or its affiliates has significant operations; provided, however, that "Competition" will not include (a) the mere ownership of securities in any enterprise and exercise of rights appurtenant thereto, or (b) participation in management of any enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.

          (ii) Subject to Section 6.1(i), the Executive hereby covenants and agrees that during the Employment Term and for three years following the Employment Term, she will not assist a third party in preparing or making an unsolicited bid for the Company, engaging in a proxy contest with the Company, or engaging in any other similar activity.

     9.2 During the Employment Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 9.2) to the extent necessary for Executive to carry out the Executive's obligations under this Agreement. Subject to Section 6.1(i), the Executive hereby covenants and agrees that she will not, without the prior written consent of the Company, during the Employment Term or thereafter, disclose to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available or generally known to persons engaged in businesses similar or related to those of the Company. Confidential information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, and all other secrets and all other information of a confidential or proprietary nature. The foregoing obligations imposed by this Section 9.2 will cease if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

     9.3 Subject to Section 6.1(i), the Executive hereby covenants and agrees that during the Employment Term and for one year thereafter the Executive will not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company to give up, or to not commence, employment or a business relationship with the Company.

10.  Post-Termination Assistance.  Subject to Section 6.1(i), the Executive
     ---------------------------
agrees that after the Executive's employment with the Company has terminated, the Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Executive for any related out-of-pocket expenses, including travel expenses.

11.  Survival.  The expiration or termination of the Employment Term will not
     --------
impair the rights or obligations of any party hereto that accrue hereunder prior to such expiration or termination, except to the extent specifically stated herein. In addition to the foregoing, the Executive's covenants contained in Sections 9.12, 9.2, 9.3, and 10, and the Company's obligations under Sections 5, 7, and 12.1 will survive the expiration or termination of employment for any reason whatsoever.

12.  Miscellaneous Provisions.
     ------------------------

     12.1 Legal Fees and Expenses.    It is the intent of the Company that the
          -----------------------
Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation, the initiation or defense of any litigation or other legal actions, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

     12.2 Successors and Binding Agreement.
          --------------------------------

          (i) The company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company where by purchase, merger, consolidation, reorganization, operation of law or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

          (ii) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (iii) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12.2(i) and 12.2(ii). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12.2(iii), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     12.3 Governing Law.  This Agreement will be governed, construed,
          -------------
interpreted and enforced in accordance with the substantive laws of the State of Nevada, without regard to conflicts of law principles.

     12.4 Withholding of Taxes.  The Company may withhold from any amounts
          --------------------
payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

     12.5 Severability.  Any provision of this Agreement that is deemed invalid,
          ------------
illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     12.6 Notices.  For all purposes of this Agreement, all communications,
          -------
including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at her principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

          (i)    To The Company. If to the Company, addressed to the attention
                 --------------
     of the Secretary at 6226 West Sahara Avenue, Las Vegas, Nevada 89151.

          (ii)   To The Executive. If to the Executive, to her at 5200 Coral
                 ----------------
     Glow Court, Las Vegas, Nevada 89129.

     12.7 Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

     12.8 Entire Agreement.  The terms of this Agreement are intended by the
          ----------------
parties to be the final expression of their agreement with respect to the Executive's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     12.9 Amendments; Waivers.  This Agreement may not be modified, amended, or
          -------------------
terminated except by an instrument in writing, signed by the Executive and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

     12.10  No Inconsistent Actions.   The parties will not voluntarily
            -----------------------
undertake or fail to undertake any action or course of action that is inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

     12.11  Headings and Section References.  The headings used in this
            -------------------------------
Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

     12.12  Interest.  Without limiting the rights of the Executive at law or in
            --------
equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Northeast Edition of The Wall Street Journal. Such
                                            -----------------------
interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written, but effective as provided in Section 1.2.


                                   Gloria Banks Weddle                .
                                   ------------------------------------
                                   Gloria Banks Weddle

                                   NEVADA POWER COMPANY,
                                   a Nevada corporation

                                   Charles A. Lenzie                  .
                                   ------------------------------------
                                   Charles A. Lenzie